Exhibit 99-a

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the accompanying Quarterly Report on Form 10-Q of The Newhall Land and Farming Company for the quarter ended March 31, 2003, I, Gary M. Cusumano, President and Chief Executive Officer of Newhall Management Corporation (Principal Executive Officer), hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

  (1)
  such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of The Newhall Land and Farming Company.

Date: May 7, 2003	THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership) Registrant

By Newhall Management Limited Partnership, Managing General Partner

By Newhall Management Corporation, Managing General Partner

	By:	/s/ GARY M. CUSUMANO Gary M. Cusumano, President and Chief Executive Officer of Newhall Management Corporation (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to The Newhall Land and Farming Company and will be retained by The Newhall Land and Farming Company and furnished to the Securities and Exchange Commission or its staff upon request.